UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

New York City REIT, Inc.

(Name of Registrant as Specified in Its Charter)

COMRIT INVESTMENTS 1, LP

COMRIT INVESTMENTS LTD.

I.B.I. INVESTMENT HOUSE LTD

ZIV SAPIR

SHARON STERN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 11, 2022

COMRIT INVESTMENTS 1, LP

[                ], 2022

Dear Fellow NYC REIT Stockholders:

Comrit Investments 1, LP (together with its affiliates, “Comrit” or “we”) and the other participants in this solicitation are the beneficial owners of an aggregate of 267,520 shares, or approximately 2% of the outstanding Class A common stock, par value $0.01 per share (the “Common Stock”) of New York City REIT, Inc., a Maryland corporation (“NYC REIT” or the “Company”), making Comrit one of the Company’s largest stockholders. For the reasons set forth in the attached Proxy Statement, we believe a change to the composition of the Board of Directors of the Company (the “Board”) is necessary in order to ensure that NYC REIT is managed and overseen in a manner consistent with your best interests. We have nominated a highly qualified director candidate for election to the Board at the Company’s upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

Our goal is to create value for the benefit of all stockholders. We believe a critical step towards achieving this objective is to elect a director to the Board who has a strong and relevant skill set and who we believe will provide renewed accountability and will serve in the best interests of all stockholders.

Our nominee for election to the Board at the Annual Meeting is Ms. Sharon Stern (“Ms. Stern” or the “Nominee”). Ms. Stern is currently President of Eastmore Management and Metro Investments, two organizations focused on the acquisition, development and management of multi-residential and commercial properties in the downtown core of Montreal, Canada. Ms. Stern currently serves on the Board of Directors of Cedar Realty Trust, Inc. (NYSE: CDR), a REIT specializing in grocer-anchored retail properties. At Cedar, Ms. Stern serves on both the Audit and Compensation Committees. Ms. Stern is also currently an Advisory Board member of McGill University’s Desautels Faculty of Management. Prior to founding Eastmore Management in 2015, Ms. Stern worked in Strategy and Corporate Development for the Business Development Bank of Canada.

The Company has a classified Board, which is currently divided into three classes. The term of the sole Class II director will expire at the Annual Meeting. Through the attached Proxy Statement and enclosed WHITE proxy card, we are soliciting proxies to elect only the Nominee. Accordingly, the enclosed WHITE proxy card may only be voted for our Nominee and does not confer voting power with respect to the Company’s director nominee. You can only vote for the Company’s director nominee by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the name, background, qualifications and other information concerning the Company’s nominee.

We look forward to sharing our detailed views on, and comprehensive plans for, NYC REIT in the coming weeks and months, and we look forward to continuing to engage with you as we approach the Annual Meeting.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating, and returning the enclosed WHITE proxy card today.

If you have already voted for the Company’s nominee, you have every right to change your vote by signing, dating, and returning a later dated proxy or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting, LLC (“Saratoga”), which is our proxy solicitor, at its address and toll-free numbers listed below.

Thank you for your support.

/s/ Ziv Sapir

Ziv Sapir
Comrit Investments 1, LP

i

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Comrit’s proxy materials, please contact Saratoga at the phone numbers or email address listed below.

Saratoga Proxy Consulting LLC

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders Call Toll Free at: (888) 368-0379

Email: info@saratogaproxy.com

ii

2022 ANNUAL MEETING OF STOCKHOLDERS

OF

NEW YORK CITY REIT, INC.

PROXY STATEMENT

OF

COMRIT INVESTMENTS 1, LP

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Comrit Investments 1, LP (“Comrit Investments 1”), Comrit Investments LTD (“Comrit Manager”), I.B.I. Investment House Ltd (“I.B.I.”), and Ziv Sapir (collectively, “Comrit” or “we”), participants in this solicitation, beneficially own in the aggregate approximately 2% of the outstanding shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of New York City REIT, Inc., a Maryland corporation (“NYC REIT” or the “Company”). Sharon Stern (“Ms. Stern” or the “Nominee”), the other participant in this solicitation, does not own any securities of the Company.

We are seeking to elect one nominee to the Company’s Board of Directors (the “Board”) because we believe the Board would benefit from the insight of a new and independent member to ensure that the interests of the common stockholders, the true owners of NYC REIT, are appropriately represented in the boardroom. We have nominated a director who has a strong, relevant background and who is committed to demanding accountability to all stockholders and fully exploring all opportunities to unlock stockholder value. We are seeking your support at the Company’s 2022 Annual Meeting of Stockholders, scheduled to be held on [                ], 2022, at [    ] [    ].m. (Eastern Time) (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), which will be held for the following purposes1:

1.	To elect Comrit’s director nominee, Sharon Stern, as a Class II director to hold office until the 2025 Annual Meeting of Stockholders and until her successor has been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact such other business as may properly come before the Annual Meeting

This Proxy Statement and the enclosed WHITE proxy card are first being furnished to stockholders on or about [                ], 2022.

[According to the Company’s proxy statement, the Company has disclosed that the Annual Meeting will be held exclusively online via a live interactive webcast on the internet. You will not be able to attend the Annual Meeting in person at a physical location.]2 In order to attend the Annual Meeting, you must pre-register by visiting [    ] by [    ] [    ].m. Eastern Time on [                ], 2022. Stockholders of record may vote at the virtual Annual Meeting or vote by proxy. Please see the “Voting and Proxy Procedures—[Virtual Meeting]” beginning on Page 16 for additional information.

[1]

As of the date of this Proxy Statement, the Company’s proxy statement has not been filed with the Securities and Exchange Commission (the “SEC”). The proposal numbers in this Proxy Statement may not correspond to the proposal number that will be used in the Company’s proxy statement. Certain information in this Proxy Statement will be updated after the Company’s proxy statement is filed.

[2]	This Proxy Statement will be updated with the details of the format of the Company’s Annual Meeting after the Company’s proxy statement is filed.

The Company has set the close of business on [                ], 2022 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 650 Fifth Avenue, 30th Floor, New York, New York 10019.

According to the Company’s proxy statement, anyone who is a holder of record of Common Stock at the close of business on the Record Date, or holds a valid proxy for the Annual Meeting, is entitled to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. Every stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

The Company has a classified Board, which is currently divided into three classes. The term of the sole current Class II director will expire at the Annual Meeting. Through the attached Proxy Statement and enclosed WHITE proxy card, we are soliciting proxies to elect only our Nominee. Accordingly, the enclosed WHITE proxy card may only be voted for our Nominee and does not confer voting power with respect to the Company’s director nominee. You can only vote for the Company’s director nominee by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the name, background, qualifications and other information concerning the Company’s nominee. If elected, our Nominee will constitute a minority on the Board and there can be no guarantee that our Nominee will be able to implement any actions that they may believe are necessary to unlock stockholder value.

As of the date hereof, Comrit beneficially owns 267,520 shares of Common Stock (the “Comrit Shares”). The Nominee does not own, beneficially or of record, any shares of Common Stock. We intend to vote all of the Comrit Shares FOR the election of our Nominee and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

According to the Company’s proxy statement, on the Record Date, there were [            ] shares of Common Stock issued and outstanding.

THIS SOLICITATION IS BEING MADE BY COMRIT AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH COMRIT IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

COMRIT URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEE.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING AT THE ANNUAL MEETING.

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Comrit urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of our Nominee and in accordance with Comrit’s recommendations on the other proposals on the agenda for the Annual Meeting.

•

If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Comrit, c/o Saratoga Proxy Consulting, LLC (“Saratoga”) in the enclosed postage-paid envelope today.

•

If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and your broker or bank will be forwarding these proxy materials, a WHITE proxy card, and a voting form. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions. As a beneficial owner, you may vote the shares at the Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.

•

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the voting form provided by your broker or bank for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE proxy card.

•

You may vote your shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Remember, you can vote for our Nominee only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Comrit’s proxy materials, please contact Saratoga at the phone numbers or email address listed below.

Saratoga Proxy Consulting LLC

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders Call Toll Free at: (888) 368-0379

Email: info@saratogaproxy.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE proxy card are available at

[                    ]

BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	During June and July 2015, Comrit acquired 45,202.02 shares of the Company’s common stock directly from the Company.

•	Following its investment in 2015, Comrit held annual calls with management of the Company to discuss the Company’s business and the performance of its assets.

•	In 2018 and 2019, Comrit acquired additional shares of the Company’s common stock from existing stockholders through a series of tender offers.

•

On July 29, 2020, NYC REIT announced its intention to list the Company’s common stock on the New York Stock Exchange (“NYSE”) following a series of corporate actions that would reclassify the common stock into Class A Common Stock, which would be listed, and Class B Common Stock, which would not be listed initially but would automatically convert into shares of Class A Common Stock in three equal tranches.

•

On August 5, 2020, Comrit sent a private letter to the Board expressing its opposition to the Company’s proposed listing of its common stock on the NYSE. In particular, Comrit expressed its view that, at the time, the U.S. market for REITs was highly volatile due to the negative impact and associated uncertainties of the ongoing COVID-19 pandemic on the performance of the New York City commercial office space sector. Comrit also expressed its view that listing the Company’s stock was not in the best interests of stockholders at the time and would result in a drop in value of the Company’s stock. Comrit encouraged the Board to reconsider listing or postpone the proposed listing. The Board responded to Comrit on August 11, 2020 acknowledging, among other things, that the then-existing environment presented “challenges and risks everywhere one turns,” but that the Board was excited about the ability to provide the Company’s stockholders with a liquidity option.

•

On August 12, 2020, in its second quarter 2020 investor presentation, the Company provided an overview of the anticipated listing. The presentation disclosed that Duff & Phelps, an independent third-party valuation firm, performed appraisals on each real estate asset in the Company’s portfolio and determined, together with the Company, that the Company’s estimated net asset value (“NAV”) was $49.23 per share after giving effect to the 9.72:1 reverse stock split the Company implemented on August 5, 2020.[3] In the presentation, the Company said that it would “no longer publish an estimated NAV per share as the market price for NYC’s shares will serve as the value presented on client account statements.” Following the Company’s reverse stock split, and the dividend payment in the form of three shares of Class B Common Stock for every one share of Class A Common Stock, both of which the Company implemented in August 2020, Comrit owned 267,520 shares of the Company’s common stock.

•

On August 18, 2020, the Company listed its first tranche of Class A Common Stock on the NYSE, which represented approximately 25% of the outstanding shares of the Company’s common stock at that time. The closing price for the Class A Common Stock on the first day of trading was $17.60, which was 65% less than the last NAV reported by the Company prior to listing. A week later on August 26, 2020, the closing price for the Class A Common Stock dropped an additional 25% from the closing price on the listing date to $13.25 per share, 73% below the last reported NAV.

•

On November 17, 2020, Comrit sent a private letter to Michael Weil, CEO, President and Secretary of the Company, requesting a copy of the Company’s director nominee questionnaire (the “D&O Questionnaire”).

•

Two days later on November 19, 2020, Comrit submitted to the Company a notice of Comrit’s nomination of Bruce Schulman for election to the Board at the Company’s 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”).

[3]	Company’s Current Report on Form 8-K dated August 13, 2020 filed with the SEC.

•

The Company responded to Comrit with a private letter on November 25, 2020 stating that Comrit’s nomination was not valid because it did not comply with the Company’s Bylaws. Comrit responded with a letter to Mr. Weil on December 10, 2020 objecting to the Company’s determination that the nomination was invalid and communicated Comrit’s expectation that the nomination would be recognized at the 2021 Annual Meeting.

•

On December 16, 2020, the Company proceeded to convert and list on the NYSE the second 25% tranche of the Company’s Class A Common Stock. The listing of another 25% tranche of the Company’s stock put additional downward pressure on the Company’s stock price. The closing price for the Class A Common Stock as of December 24, 2020, a week after the second listing, had plummeted to $7.91 per share.

•

On March 1, 2021, the Company converted and listed the third 25% tranche of the Company’s Class A Common Stock. On March 9, 2021, a week after the listing, the closing price for the Class A Common Stock was $8.60 per share.

•

In the Company’s Form 10-K dated March 29, 2021, the Company disclosed that it was in breach of certain debt covenants under the mortgage loans secured by the Company’s 9 Times Square and 1140 Avenue of the Americas properties.

•

On April 26, 2021, Comrit engaged Bryan Cave Leighton Paisner LLP (“BCLP”) in connection with exploring options related to Comrit’s investment in NYC REIT given Comrit’s concerns with the Company’s performance since listing.

•

The Company held its 2021 Annual Meeting virtually on May 11, 2021. The rules of conduct for the meeting stated that stockholders were welcome to ask questions at the 2021 Annual Meeting by logging in and submitting the questions during the meeting. At the beginning of the 2021 Annual Meeting, Comrit followed the Company’s requested protocol and asked management to explain why the Company chose to list its stock at the height of the first wave of the COVID-19 pandemic, the advisability of listing the last 25% tranche of the Company’s shares in light of existing downward pressure on the stock, and the Company’s plan going forward for increasing stockholder value. However, the Company failed to acknowledge and declined to respond to any of Comrit’s questions during the 2021 Annual Meeting.

•

In the Company’s Form 10-Q dated May 13, 2021, the Company disclosed that it was now in breach of certain debt covenants under the mortgage loans secured by three of the Company’s eight properties: 9 Times Square, 1140 Avenue of the Americas and 400 E. 67th Street—Laurel Condominium/200 Riverside Boulevard. These breaches resulted in “cash traps” requiring the Company to hold excess cash in segregated accounts as additional collateral under the loans.

•

In the Company’s Form 10-Q dated August 12, 2021, the Company disclosed that it was now in breach of debt covenants under the mortgage loans secured by four of the Company’s eight properties, resulting in additional cash traps.

•

On August 13, 2021, the Company listed the fourth and final 25% tranche of the Company’s outstanding shares of common stock. The closing price for the Class A Common Stock as of August 20, 2021, a week after the listing, was $9.37 per share.

•

On October 27, 2021, Ziv Sapir, the CEO of Comrit, sent a private letter to the Secretary of NYC REIT pursuant to the terms of the Company’s Bylaws, requesting the Company’s current D&O Questionnaire for the purpose of nominating a candidate for election to the Board at the Company’s 2022 Annual Meeting.

•

November 11, 2021, representatives of Proskauer Rose LLP (“Proskauer”), the Company’s legal counsel, and Michael Anderson, General Counsel of AR Global, requested a call with representatives BCLP to discuss Comrit’s request for the Company’s D&O Questionnaire. On the call, representatives of Proskauer asked BCLP to confirm that Comrit was a beneficial owner of shares and the parties discussed the Company’s D&O Questionnaire. During the course of this meeting, representatives of Proskauer also inquired as to whether Comrit had any interest in a repurchase of Comrit’s shares by the Company. Representatives of BCLP responded that they did not believe Comrit had any interest in a repurchase offer.

•	On November 12, James Tanaka, Chief Securities Counsel and EVP of AR Global, sent representatives of BCLP the Company’s D&O Questionnaire.

•

In the Company’s Form 10-Q dated November 11, 2021, the Company disclosed that it believed it had breached the debt covenants under the mortgage loan secured by the Company’s 9 Times Square property for the quarter ended September 30, 2021, which was the fourth consecutive quarter the Company had been in breach under the mortgage loan. The Company anticipated that the lender would determine the Company breached the debt covenants during the quarter ended September 30, 2021, resulting in an event of default if the Company did not repay a significant portion of the loan or provide the lenders with additional collateral. The Company disclosed that funding any substantial principal repayment would significantly impact its capital resources which could have a material adverse effect on its ability to fund its operating expenses.

•

Later in November 2021, representatives of Proskauer called representatives of BCLP to ask if Comrit had thought more about the Company’s inquiry regarding Comrit’s interest in a repurchase of Comrit’s shares by the Company. Representatives of BCLP again confirmed that Comrit did not have any interest in a share repurchase and remained committed to nominating a candidate for election to the Board with the goal of increasing value for all stockholders.

•

On November 30, 2021, Comrit delivered a private letter (the “Nomination Letter”) to the Company in accordance with the Company’s organizational documents nominating Ms. Stern for election to the Board at the Annual Meeting. As stated in the Nomination Letter, Comrit believes Ms. Stern is a well-qualified candidate given her relevant real estate industry experience and her public company board experience.

•

On December 1, 2021, Comrit issued a press release and delivered a public letter to the Board disclosing that it had nominated Ms. Stern for election at the Annual Meeting. In the letter, Comrit also reiterated its willingness to engage with the Company to find a mutually agreeable resolution.

•

On December 1, Michael Anderson, General Counsel of AR Global, sent a letter to Comrit acknowledging NYC REIT’s receipt of the Nomination Letter on November 30, 2021 and stating that the Company was reviewing the Nomination Letter.

•

On December 7, 2021, representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), a second law firm engaged by the Company to provide activist defense advice, which firm also serves as legal counsel for AR Global, called representatives of BCLP to discuss Comrit’s nomination. Representatives of BCLP expressed Comrit’s desire to avoid a proxy contest and representatives of Paul Weiss passed along the message from the Company that the Company was “prepared to fight” Comrit’s nomination.

•	By December 17, 2021, the closing price of the Company’s Class A Common Stock had dropped to an all-time low of $5.93 per share.

•

On January 4, 2022, Comrit issued an open letter to stockholders of the Company expressing Comrit’s concerns with the Company’s performance since listing the Common Stock on the NYSE, the Board’s conflicts of interest given the management and advisory fees paid to AR Global and its affiliates, and the Board’s governance choices including a classified board, poison pill and other structural provisions that, in Comrit’s opinion, disenfranchise stockholders. Comrit expressed its view that the Company needs stockholder representation in the board room to instill accountability to ensure that the interests of stockholders remain paramount to interests of the Board and AR Global and help improve the Company’s performance. Comrit also reiterated its belief that Ms. Stern is well-qualified and has the relevant industry experience to be an advocate for all stockholders in the boardroom.

•

On February 4, 2022, the Company filed a Form 8-K announcing that the Board had taken certain actions to amend the Company’s advisory agreement with New York City Advisors, LLC, the Company’s property advisor (the “Advisor”) and amend the Company’s charter. The Board amended the advisory agreement to pay the Advisor, its advisory fee in shares of the Company’s common stock instead of in cash due to certain “cash traps” in the Company’s loan agreements that had been triggered as a result of the Company’s breach of its loan covenants. The Board also waived the application of the 4.9% ownership limitation under the

Company’s poison pill as it applies to the Advisor and certain of its affiliates, including Mr. Weil. Further, the Board amended the Company’s charter to reduce the limitation on stockholder ownership of the Company from 9.8% to 7% of the outstanding stock; however the Board again waived the application of this limitation as it applies to the Advisor and certain of its affiliates, including Mr. Weil, so that the Advisor together with its affiliates and Mr. Weil can own up to 20% of the Company. On February 11, 2022, Bellevue Capital Partners, LLC (“Bellevue”), the entity that owns and controls AR Global, filed an initial Schedule 13D reflecting that Bellevue had been acquiring shares of the Company’s stock on a daily basis since mid-December.

•

On February 17, 2022, representatives of BCLP sent an email to representatives of Paul Weiss reiterating that Comrit remained open to working with the Board to find a mutually acceptable solution and offering to arrange an opportunity for the Board to interview Ms. Stern. However, unless the Board was willing to engage constructively, Comrit disclosed its intention to file a proxy statement with the SEC related to Comrit’s nomination of Ms. Stern later that month.

•

Also on February 17, 2022, Comrit delivered a private letter to the Company demanding the Board provide Comrit with a copy of the Company’s stockholder list pursuant to the Maryland General Corporation Law and the New York Business Corporation Law (“NYBCL”). As set forth in the letter, Comrit believes the Company’s poison pill, which limits the amount of stock stockholders can own to 4.9% of the outstanding shares of the Company, disenfranchises stockholders because it restricts stockholders from exercising their rights under Maryland law given that Maryland law only allows stockholders holding at least 5% of a corporation’s outstanding stock to request a copy of a Maryland corporation’s stock ledger and books of account.

•

On February 21, 2022, representatives of Proskauer and Paul Weiss separately delivered a private letter from Proskauer to BCLP. The letter stated that the Board was rejecting Comrit’s request for a copy of the Company’s stockholder list under Maryland law because Comrit does not own at least 5% of the outstanding shares of the Company. The Board dismissed the fact that the Company’s poison pill restricts stockholders from acquiring 5% of the Company’s outstanding stock and exercising the rights afforded to them under Maryland Law as “not relevant.” In the letter, the Board also rejected Comrit’s request for a copy of the Company’s stockholder list under the NYBCL because, according to the Board, the Company “is not subject to Section 624(b) of the NYBCL.”

•

On February 25, 2022, representatives of BCLP had a call with representatives of Paul Weiss to discuss Proskauer’s February 21, 2022 letter to Comrit. On the call, representatives of BCLP asked whether the Board had any interest in interviewing Ms. Stern and also in having a meeting with Comrit to discuss the nomination of Ms. Stern. Representatives of Paul Weiss said they needed to discuss with the Board and would come back to Comrit. Paul Weiss then suggested that any settlement they could envision would include a repurchase by the Company of Comrit’s shares. Representatives of BCLP confirmed again that Comrit was not interested in a repurchase of its shares and remained committed to nominating Ms. Stern to the Board with the goal of increasing value for all stockholders.

•

On March 3, 2022, representatives of BCLP had a call with representatives of Paul Weiss to discuss the Board’s responses to the topics discussed during the February 20, 2022 call. Paul Weiss relayed that the Board was willing to meet with Ms. Stern but not until the first two weeks of the following month. Also, the Board would require a non-disclosure agreement to be put into place prior to any discussion between the Board and Comrit.

•	On March 11, 2022, Comrit filed its preliminary proxy statement with the SEC.

REASONS FOR THE SOLICITATION

Comrit has significant concerns regarding the Company’s poor corporate governance, chronic underperformance and the resulting unprecedented trading price discount to its net asset value (“NAV”). Since the Company’s initial listing of shares on the NYSE in August 2020, the Board has overseen poor operational and financial performance and failed to take meaningful actions to change the status quo.

Unfortunately, despite our efforts to engage constructively with the Board, we were rebuffed and told that the Company was “prepared to fight.” We believe immediate boardroom change is needed to help ensure objective and independent oversight of the Company’s operations, strategy and governance. This is why we have nominated a highly qualified, independent candidate for election to the Board at the Company’s upcoming Annual Meeting. Our Nominee, Sharon Stern, possesses significant and relevant experience in the areas of real estate, corporate governance, strategic planning and transactions. If elected, we believe Ms. Stern will not only push the Board to explore all paths to maximizing stockholder value and addressing the Company’s steep trading price discount relative to its NAV, but also help restore credibility, demand accountability, and ensure an overall results-driven culture.

The Board Has Overseen Negative Returns and Significant Relative Underperformance Since Listing

When the Company first announced that it intended to list its shares on the NYSE, we reached out to the Company and expressed our view that, given the then-prevailing market conditions at the time, the listing was ill-advised and we recommended the Company liquidate and return capital to the stockholders. However, the Board ignored our concerns and instead decided to publicly list the Company’s shares in August 2020 during the height of the first wave of the COVID-19 pandemic.

In its listing presentation, the Company reported that its NAV was $49.23 per share. Since listing, the trading price of the Company’s stock has plummeted, subjecting its investors to significant stock price depreciation and losses while affiliates of various Board members extract exorbitant management fees. The last unaffected trading price of the Company’s stock prior to Comrit’s announcement of its nomination of Sharon Stern for election to the Board was $6.70 per share, representing an 86% trading price discount relative to its last reported NAV.4 Additionally, since its listing, the Company’s stock price has consistently underperformed its self-selected peer group and the broader market.

Index/Company	15-Month TSR	1-Year TSR	6-Month TSR
FTSE NAREIT U.S. Real Estate Index	42.83%	35.95%	10.75%
Bloomberg REIT Small Cap Index	106.59%	77.27%	38.37%
Company Peer Average[5]	36.06%	6.05%	-18.07%
New York City REIT	-60.08%	-30.03%	-36.78%

Source: Bloomberg (TSR runs through 11/30/21, the day before Comrit publicly announced our nomination.)

Additionally, according to its fiscal year 2020 earnings results, the Company posted an operating loss of more than $22.5 million, while the Company’s peers earned an average of $68.9 million in operating income during the same period.6

To date, the Board has failed to communicate any credible plan to address the Company’s stock price, balance sheet erosion and financial challenges. In the Company’s recent investor presentation, instead of addressing how the

[4]

As of market close on November 30, 2021, the last unaffected trading price prior to Comrit’s announcement of its nomination of Sharon Stern for election to the Board was $6.70 compared to a NAV of $49.23 (the most recent NAV disclosed by the Company in a presentation filed with the SEC on August 13, 2020 prior to Comrit’s nomination (Form 8-K; Company presentation)).

[5]	The Company’s peers were included in its NYSE listing presentation dated August 13, 2020 and include Empire State Realty Trust, SL Green Realty Trust, Vornado Realty Trust and Paramount Group, Inc.
[6]	Peer company filings.

Board plans to address the breach of debt covenants on mortgages secured by four of the Company’s eight properties, the resulting cash traps and the looming default under the mortgage secured by 9 Times Square, the Company instead focused only on how well the Company had performed in 2021.7 In addition to ignoring the Company’s current significant financial difficulties, this investor presentation completely ignored the fact that since listing and for almost all of 2021, the Company’s performance was negative and stock price depreciating.

The Incumbent Board Has Fostered Exceedingly Poor Corporate Governance and Severely Limited Stockholders’ Rights

We believe the Company’s poor corporate governance demonstrates that the Board is more focused on entrenching itself than unlocking value for stockholders. We believe stockholders should be concerned about the numerous anti-investor maneuvers that this Board has taken, including:

•

Interlocking Directors and Officers—All of the members of the Board, including Elizabeth Tuppeny (the incumbent director up for reelection at the 2022 Annual Meeting) serve as directors of other companies managed by AR Global and its affiliates. All members of the Company’s executive management team also serve as members of executive management of other companies managed by AR Global and its affiliates. The chart below shows these interrelationships:[1]

	New York City REIT, Inc. (NYSE: NYC)	Healthcare Trust, Inc.[2] (Nasdaq: HTIA)	Global Net Lease, Inc.[3] (NYSE: GNL)	The Necessity Retail REIT, Inc.[4] (Nasdaq: RTL)
Directors
Michael Weil	✓	✓	✓	✓
Elizabeth K. Tuppeny[5]	✓	✓
Lee M. Elman	✓	✓	✓
Abby M. Wenzel	✓		✓
Management
Michael Weil Chief Executive Officer	✓	✓	✓	✓
Christopher J. Masterson Chief Financial Officer	✓		✓
Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions	✓		✓	✓
Boris Korotkin Senior Vice President of Capital Markets	✓			✓
Ori Kravel Senior Vice President of Corporate Development	✓			✓

[1]	Based on the applicable company’s proxy statement for such company’s most recent annual meeting of stockholders.
[2]	Healthcare Trust, Inc. is managed by Healthcare Trust Advisors, LLC, an affiliate of AR Global.
[3]	Global Net Lease, Inc. is managed by Global Net Lease Advisors, LLC, an affiliate of AR Global.
[4]	The Necessity Retail REIT, Inc. (fka American Finance Trust, Inc.) is managed by American Finance Advisors, LLC, an affiliate of AR Global.
[5]	Ms. Tuppeny is the sole Class II director up for election at the Annual Meeting.

[7]	Company Form 8-K dated January 10, 2022.

•

Non-Independent Chairman—Michael Weil is both Chairman and Chief Executive Officer of NYC REIT, a practice that Institutional Shareholder Services, Glass Lewis and other independent proxy advisory firms strongly disfavor. Mr. Weil is also CEO of AR Global and CEO of the Company’s external advisor and property manager, subsidiaries of AR Global. Mr. Weil’s various roles denies the Company independent leadership that is not beholden to AR Global.

•

Conflict-Ridden External Advisor Agreement—We question how a fully engaged and truly independent Board could allow the Company to enter into a generous advisory deal in favor of AR Global, an affiliate of certain Board members, which automatically renews for successive five-year terms and entitles the advisor to a $15 million+ early termination fee. The fees owed to AR Global and its subsidiaries under the advisory agreement and the property management agreement are generally not tied to the Company’s performance, with very few exceptions. Notwithstanding the huge discount to NAV and the significant operating losses to date, in 2020 and 2021 the Board allowed the Company to pay approximately $21.7 million in management fees and reimbursements to the Company’s external advisors and property manager, both owned by AR Global.[8] We believe the Board has clearly prioritized the interests of AR Global and its affiliates over creating value for stockholders by wasting the Company’s money on egregious advisory agreements and operating expenses with affiliates of certain Board members while investors have been forced to endure negative returns.

•

Restrictive Poison Pill—The Company’s poison pill restricts stockholders from purchasing more than 4.9% of the Company’s stock without triggering the pill. This means that stockholders of the Company are not able to avail themselves of certain rights afforded to them under Maryland law, including the right to obtain a copy of the stockholder list or other books and records of the Company because Maryland law requires the stockholder to own 5% or more of a company’s outstanding stock to make a request for these records. Not only has the Board implemented the poison pill as a defensive measure in the absence of any legitimate threat to the Company’s business, but recently the Board waived the application of the poison pill to AR Global and certain of its affiliates. At the same time, the Board also amended the Company’s charter to reduce the overall ownership limitation binding on all stockholders from 9.8% to 7% but waived the overall ownership limitation as it applies to AR Global, the entity that owns and controls AR Global and Mr. Weil, allowing these excepted parties to collectively acquire up to 20% of the Company’s outstanding shares. We believe these are brazen maneuvers by the Board and management to maintain control of the Company and entrench themselves by limiting stockholder rights and expanding the rights of their own affiliates.

•

Classified Board—The Company has a classified or “staggered” Board, meaning each director is only up for election every three years as opposed to every year. This protects incumbent directors from annual scrutiny and makes it more difficult for stockholders to enact change. The Board also has the exclusive power to de-classify itself.

A New, Independent Director is Key to Addressing New York City REIT’s Perpetual Underperformance

It has become clear to us that true stockholder representation is desperately needed in the boardroom to instill accountability, help reverse the Company’s prolonged underperformance and ensure the interests of stockholders always remain paramount. We believe stockholders have a unique opportunity at the 2022 Annual Meeting to address the issues created by the Company’s insular Board.

[8]

In each of the years ended December 31, 2020 and 2019, the Company paid cash asset management fees of $6 million to its advisor and reimbursed its advisor for $3.6 million and $3.2 million, respectively, for professional fees and other expenses. In each of the years ended December 31, 2020 and 2019, the Company paid its property manager property management fees of $1.6 million and $1.3 million, respectively; NYC REIT 2021 Definitive Proxy Statement; Company filings.

In order to turn the tide, we have nominated a highly qualified, independent director candidate who possesses deep knowledge in the commercial real estate sector and has a successful track record at well-governed publicly traded REITs. We firmly believe our nominee can be an agent for meaningful change and help unlock the significant value trapped within the Company’s underperforming stock. To that end, our nominee is:

Sharon Stern

Sharon Stern is a REIT expert and successful real estate entrepreneur. Ms. Stern is currently President of Eastmore Management and Metro Investments, two organizations focused on the acquisition, development and management of multi-residential and commercial properties in the downtown core of Montreal. Ms. Stern currently serves on the Board of Directors of Cedar Realty Trust, Inc. (NYSE: CDR), a publicly traded REIT specializing in grocer-anchored retail properties. At Cedar, Ms. Stern serves on both the Audit and Compensation Committees. Ms. Stern is currently an Advisory Board member of McGill University’s Desautels Faculty of Management. Prior to founding Eastmore Management in 2015, Ms. Stern worked in Strategy and Corporate Development for the Business Development Bank of Canada. Ms. Stern earned a Bachelor’s degree from McGill University in Economics and World Religions and a Master’s degree from Brown University in Public Policy.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

The Company currently has a classified Board, which is divided into three classes. The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of stockholders. The term of the sole Class II director expires at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our Nominee, Ms. Sharon Stern, in opposition to the Company’s director nominee for a three-year term ending in 2025. Your vote to elect our Nominee will have the legal effect of replacing an incumbent director of the Company with our Nominee. If elected, our Nominee will represent a minority of the members of the Board, and therefore it is not guaranteed that she will be able to implement any actions that she may believe are necessary to enhance stockholder value. You should refer to the Company’s proxy statement for the name, background, qualifications and other information concerning the Company’s nominee.

THE NOMINEE

The following information sets forth Ms. Stern’s age, business address, present principal occupation, and employment and material occupations, positions, offices and employments for the past five years. Comrit made the nomination in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that Ms. Stern should serve as a director of the Company are set forth above in the section entitled “Reasons for the Solicitation” beginning on Page 9 and below. This information has been furnished to us by the Nominee. The Nominee is a citizen of Canada.

Sharon Stern, age 37, is currently President of Eastmore Management and Metro Investments, two organizations focused on the acquisition, development and management of multi-residential and commercial properties in the downtown core of Montreal, Canada. Ms. Stern currently serves on the Board of Directors of Cedar Realty Trust, Inc. (NYSE: CDR), a REIT specializing in grocer-anchored retail properties. At Cedar, Ms. Stern serves on both the Audit and Compensation Committees. Ms. Stern is currently an Advisory Board member of McGill University’s Desautels Faculty of Management. Prior to founding Eastmore Management in 2015, Ms. Stern worked in Strategy and Corporate Development for the Business Development Bank of Canada.

Comrit believes Ms. Stern’s experience, background and financial expertise, including extensive involvement with capital markets transactions and public company board-level experience, will allow her to bring valuable expertise to the Board.

Ms. Stern’s principal business address is 1822 Ste. Catherine W., Suite 100, Montreal, Québec H3H 1M1. As of the date hereof, Mr. Stern does not own any securities of the Company.

Comrit Investments 1, Comrit Manager, I.B.I., Mr. Sapir, and the Nominee (collectively, the “Group”) entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) the Group agreed to solicit proxies or written consents for the election of the Nominee to the Board at the Annual Meeting, (ii) the Group agreed to take all other action the Group deems necessary or advisable to achieve the foregoing, and (iii) Comrit agreed to bear all expenses incurred in connection with the Group’s activities, including approved expenses incurred by any of the parties in connection with the solicitation, subject to certain limitations.

Comrit Investments 1 has signed a separate letter agreement with the Nominee pursuant to which Comrit and its affiliates have agreed to indemnify the Nominee against certain claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions. For the avoidance of doubt, such indemnification does not apply to any claims made against the Nominee in her capacity as a director of the Company, if so elected. Comrit does not have any agreement to provide compensation to Ms. Stern in connection with the solicitation or otherwise.

The Nominee may be deemed to be a member of a “group” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to beneficially own the shares of Common Stock owned in the aggregate by the other members of the Group. The Nominee specifically disclaims beneficially ownership of the shares of Common Stock owned by the other members of the Group. During the past two years, the participants in this solicitation have not purchased or sold any securities of the Company.

Comrit believes that the Nominee presently is, and if elected as a director of the Company, the Nominee would be, an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Comrit acknowledges that no director of a NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, Comrit acknowledges that if the Nominee is elected, the determination of the Nominee’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. If the Nominee is elected as a director of the Company, Comrit believes the Nominee would be independent under the applicable independence standards of the Company’s audit committee, compensation committee and nominating and corporate governance committee.

Other than as stated herein, there are no arrangements or understandings between Comrit and the Nominee or any other person or persons pursuant to which the nomination of the Nominee as described herein is to be made, other than the consent by the Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. The Nominee is not an adverse party to the Company or any of its subsidiaries and does not have a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that the Nominee will be unable to stand for election, but, in the event the Nominee is unable to serve or, for good cause, will not serve as a member of the Board, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for a substitute nominee determined by Comrit. In addition, we reserve the right to nominate a substitute person if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominee. In any such case, shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee. We reserve the right to nominate additional person(s) if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Comrit that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve, constitutes a manipulation of the Company’s corporate governance.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEE ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Company has proposed that stockholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Additional information regarding this proposal is contained in the Company’s proxy statement.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

According to the Company’s proxy statement, only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominee and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate one candidate for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominee. Accordingly, the enclosed WHITE proxy card may only be voted for our Nominee and does not confer voting power with respect to the Company’s nominee. The participants in this solicitation intend to vote the Comrit Shares in favor of the Nominee. Stockholders should refer to the Company’s proxy statement for the name, background, qualification and other information concerning the Company’s nominee.

[Virtual Meeting]9

As discussed in the Company’s proxy statement, the Company has implemented a virtual format for the Annual Meeting similar to prior years, which will be conducted via live webcast and online stockholder tools. You will not be able to attend the Annual Meeting in person. As discussed above, you are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the close of business on the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee.

According to the Company’s proxy statement, in order to attend the Annual Meeting virtually, you must pre-register by visiting [                    ] and follow the instructions to complete your registration request by [    ] [    ].m. Eastern Time on [                ], 2022.

According to the Company’s proxy statement, stockholders of record and/or their designated representatives will need the control number included on the Company’s Notice of Annual Meeting, proxy card or voting instruction form and should follow the instructions thereon to complete their registration request.

According to the Company’s proxy statement, if you are the beneficial owner of shares (that is, your shares are held in “street name” through a bank, broker, or other nominee) as of the Record Date, you have the right to direct your broker, bank or other nominee as to how to vote your shares. According to the Company’s proxy statement, beneficial owners are also invited to attend the Annual Meeting; however, since a beneficial owner is not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.

Although the live webcast will begin at [    ] [    ].m. Eastern Time on [                    ], 2022, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. According to the Company’s proxy statement, the Annual Meeting site will first be accessible to registered stockholders beginning at [    ] [    ].m. Eastern Time on the day of the Annual Meeting.

[9]	Details of the Company’s Annual Meeting to be updated after the Company files its proxy statement with the SEC.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the WHITE proxy card. Additional information and our proxy materials can also be found at [                    ]. If you have any difficulty following the registration process, please email info@saratogaproxy.com.

Quorum; Broker Non-Votes; Discretionary Voting

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting under the Company’s Bylaws and Maryland law. A majority of the shares of Common Stock outstanding on the Record Date present at the Annual Meeting, either in person via webcast or by proxy, is required for a quorum at the Annual Meeting.

Abstentions and “broker non-votes” are counted as shares present and entitled to vote for purposes of determining a quorum.

However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will only have discretionary authority to vote your shares at the Annual Meeting as to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the year ending December 31, 2022. Your broker will not be able to vote your shares with respect to our nomination of the Nominee.

If you are a stockholder of record, you must deliver your vote by mail, the Internet, by telephone or attend the Annual Meeting in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions from your broker, and those shares will count in the determination of a quorum. If you are a beneficial holder and do not return a voting instruction form, your broker, bank or nominee may only vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the year ending December 31, 2022.

Votes Required For Approval

Election of Director—According to the Company’s proxy statement, the election of directors requires the affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present, in person via webcast or by proxy. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Therefore, the director nominee who receives the most affirmative votes at the Annual Meeting will be elected to the Board.

Ratification of the Appointment of Independent Registered Public Accounting Firm—According to the Company’s proxy statement, the proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, requires the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Under applicable Maryland law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Comrit’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

Revocation of Proxies

Stockholders of the Company may revoke their proxies at any time prior to the Annual Meeting by notifying the Company’s Secretary in writing, attending the Annual Meeting and voting in person via webcast, returning another proxy card dated after such stockholder’s first or prior proxy card, if the Company receives it before the Annual Meeting, or authorizing a new proxy via the Internet or by telephone to vote such stockholder’s shares of Common Stock. The revocation may be delivered either to Comrit in care of Saratoga Proxy Consulting, LLC at the address set forth on the back cover of this Proxy Statement or to the Company at 650 Fifth Avenue, 30th Floor, New York, New York, 10019 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Comrit in care of Saratoga Proxy Consulting, LLC at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominee.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEE TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Comrit. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Comrit has entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $60,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other holders. Comrit has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. Comrit will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga will employ approximately 15 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Comrit. Costs of this solicitation of proxies are currently estimated to be approximately $500,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Comrit estimates that through the date hereof its expenses in furtherance of, or in connection with, the solicitation are approximately $[ ]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any solicitation. Comrit may seek reimbursement from the Company of all expenses it incurs in connection with this solicitation but does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominee, Comrit Investments 1, Comrit Manager, I.B.I. and Ziv Sapir are participants in this solicitation. The principal business of Comrit Investments 1 is serving as a private investment fund. Comrit Manager manages the business and affairs of Comrit Investments 1. I.B.I. is an Israeli public company traded on the Tel Aviv Stock Exchange. Ziv Sapir is the Managing Partner and the CEO of Comrit Investments 1 and the CEO of Comrit Manager. Mr. Sapir is a citizen of Israel. The Nominee, Ms. Stern, is currently President of Eastmore Management and Metro Investments. Ms. Stern is a citizen of Canada.

The address of the principal office of each of Comrit Investments 1, Comrit Manager, I.B.I., and Mr. Sapir is 9 A’had Ha’am Street, Floor 28th, Shalom Tower, Tel Aviv, Israel 6129109. The address of the principal office of the Nominee is 1822 Ste. Catherine W., Suite 100, Montreal, Quebec H3H 1M1.

As of the date hereof, Comrit Investments 1 beneficially owns 267,520 shares of Common Stock. Comrit Manager, as the general partner of Comrit Investments 1, may be deemed the beneficial owner of the 267,520 shares owned by Comrit Investments 1. Mr. Sapir, as the investment manager of Comrit Manager, may be deemed the beneficial owner of the 267,520 shares owned by Comrit Investments 1. I.B.I, as the majority owner of Comrit Manager, may be deemed the beneficial owner of the 267,520 shares owned by Comrit Investments 1. Mr. Sapir, as the owner of the shares of Comrit Manager not owned by I.B.I., may be deemed the beneficial owner of the 267,520 shares owned by Comrit Investments 1. As of the date hereof, Mr. Stern does not own of record or beneficially any securities of the Company.

Each participant in this solicitation, if deemed to be a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 267,520 shares of Common Stock owned by Comrit Investments 1. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock owned by Comrit Investments 1 except to the extent of their pecuniary interest therein. During the past two years, the participants in this solicitation have not purchased or sold any securities of the Company.

The shares of Common Stock owned directly by Comrit Investments 1 were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to the Nominee, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Comrit is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Comrit is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement for the Annual Meeting, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) by submitting their proposals in writing to the Company’s Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting, the Company’s Secretary must receive the written proposal at the Company’s principal executive offices not later than [                    ], 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy material.

According to the Company’s proxy statement, the Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in the Company’s proxy statement. To be timely for the 2023 Annual Meeting, the Company’s Secretary must receive the written notice at its principal executive offices not earlier than [                    ], 2022 and not later than [    ] p.m. Eastern Time on [                    ], 2022.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2023 Annual Meeting is based on information contained in the Company’s proxy statement for the Annual Meeting. The incorporation of this information in this Proxy Statement should not be construed as an admission by Comrit that such procedures are legal, valid or binding.

OTHER MATTERS AND ADDITIONAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. Comrit will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the following address or phone number: Saratoga Proxy Consulting, LLC, or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

Comrit is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Comrit is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE I FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Comrit Investments 1, LP

[                     ], 2022

SCHEDULE I

The following table is reprinted from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on [                    ], 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

[To be added once the Company’s proxy statement is filed.]

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Comrit your proxy FOR the election of the Nominee and in accordance with Comrit’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

•	SIGNING the enclosed WHITE proxy card;

•	DATING the enclosed WHITE proxy card; and

•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares virtually at the Annual Meeting, however, even if you plan to attend the Annual Meeting virtually, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the voting form provided by your broker or custodian for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE proxy card.

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Comrit’s proxy materials, please contact Saratoga at the phone numbers or email address listed below.

Saratoga Proxy Consulting LLC

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders Call Toll Free at: (888) 368-0379

Email: info@saratogaproxy.com

WHITE PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 11, 2022

NEW YORK CITY REIT, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF COMRIT INVESTMENTS 1, LP AND THE OTHER PARTICPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF NEW YORK CITY REIT, INC.

IS NOT SOLICITING THIS PROXY

P                 R                 O                 X                 Y

The undersigned appoints Ziv Sapir, Ori Epstein John Ferguson, and Joe Mills, and each of them, attorneys and agents with full power of substitution to vote all shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the 2022 Annual Meeting of Stockholders of New York City REIT, Inc., a Maryland corporation (the “Company”), scheduled to be held virtually on [                    ], 2022, at [ ] [ ].m. (Eastern Time) (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Comrit Investments 1, LP (“Comrit”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Comrit’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

☒ Please mark vote as in this example

COMRIT STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEE LISTED BELOW IN PROPOSAL 1. COMRIT MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

1.	Comrit’s proposal to elect Sharon Stern as a Class II director of the Company.

		FOR THE NOMINEE	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
Nominee:	Sharon Stern	[ ]	[ ]

Comrit does not expect that Sharon Stern (the “Nominee”) will be unable to stand for election, but, in the event the Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for any substitute nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, Comrit has reserved the right to nominate a substitute person if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee.

COMRIT INTENDS TO USE THIS PROXY TO VOTE “FOR THE NOMINEE,” SHARON STERN.

THERE IS NO ASSURANCE THAT THE CANDIDATE WHO HAS BEEN NOMINATED BY THE COMPANY WILL SERVE AS A DIRECTOR IF OUR NOMINEE IS ELECTED.

2. The Company’s proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.